Exhibit 99.1

Ingevity Corporation 5255 Virginia Avenue North Charleston, SC 29406 USA www.ingevity.com

News	Contact: Laura Woodcock 843-746-8197 laura.woodcock@ingevity.com

Investors: Dan Gallagher 843-740-2126 daniel.gallagher@ingevity.com
Ingevity names Michael P. Smith as executive vice president and president,
Performance Chemicals, strategy and business development

NORTH CHARLESTON, S.C., Jan. 13, 2017 - Ingevity (NYSE:NGVT) today announced that Michael P. Smith has been named executive vice president and president, Performance Chemicals, strategy and business development. He will report directly to Michael Wilson, Ingevity’s president and CEO. This new role combines Smith’s current responsibilities in the areas of strategy and business development with those of the executive vice president and president, Performance Chemicals, a position held by Edward A. Rose, who will be leaving the company.

“This reorganization is part of an effort to streamline our leadership team, flatten the organization and reduce costs,” said Wilson. “In addition, several businesses within our Performance Chemicals segment continue to be affected by competitive pressures impacting prices and volumes. As such, it is imperative that we execute new and innovative strategies to enable the business to thrive despite the external environment. Mike’s experience managing transformation initiatives in a variety of businesses in the specialty chemicals sector - several of which faced similar circumstances - uniquely qualifies him for this role.

“Ed’s contributions to the company have been significant,” Wilson continued. “His commitment, dedication and leadership have helped forge a successful and unique specialty chemicals business. His efforts in shaping Ingevity have clearly helped position us for long-term profitable growth. On behalf of the board of directors, we’d like to extend to Ed our most sincere gratitude for his service and best wishes for the future.”

Smith joined Ingevity in June 2016 as senior vice president, strategy and business development. Prior to joining the company, Smith spent 23 years with FMC Corporation, most recently as vice president and global business director for FMC’s Health and Nutrition business. He started with FMC in 1992 and rose through the organization in positions of increasing responsibility. He was marketing manager for FMC Water Treatment Chemicals in Manchester, England; global business manager for FMC Process Additives, also in Manchester; director of business planning for FMC Chemicals; division general manager for the active oxidants division; division general manager for hydrogen peroxide; and general manager for food ingredients for FMC BioPolymer. From 2006 to 2013, Smith was division general manager for FMC BioPolymer. Prior to joining FMC, he held several sales and management positions with Hercules Incorporated, a supplier of hydrocarbon and pine-based resins. Smith holds a Bachelor of Arts degree in chemistry from the University of Virginia and a Master of Business Administration degree from the University of Michigan.

Prior to the spinoff of Ingevity from WestRock, Rose was president of MWV Specialty Chemicals, a division of MeadWestvaco Corporation (now WestRock), from 2010 to 2015, and vice president, Resins Polymers and Coatings, from 2004 to 2009. Over the course of 31 years with MWV Specialty Chemicals, Rose led teams in business development and strategy, including new product development, bolt-on acquisitions and strategic alliances. He has held various roles as development engineer, national sales manager, business development manager, industry manager, marketing manager and group manager. He holds a Bachelor of Science degree in civil engineering from Clemson University.

Ingevity: Purify, Protect and Enhance
Ingevity provides specialty chemicals and high-performance carbon materials and technologies that help customers solve complex problems. These products are used in a variety of demanding applications, including asphalt paving, oil exploration and production, agrochemicals, adhesives, lubricants, printing inks and automotive components that reduce gasoline vapor emissions. Through a team of talented and experienced people, Ingevity develops, manufactures and brings to market products and processes that purify, protect and enhance the world around us. Headquartered in North Charleston, S.C., Ingevity operates from 25 locations around the world and employs approximately 1,500 people. The company is traded on the New York Stock Exchange (NYSE: NGVT). For more information, visit www.ingevity.com.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements generally include the words “may,” “could,” “should,” “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” “forecast,” “prospect,” “potential” or similar expressions. Forward-looking statements may include, without limitation, expected financial positions, results of operations and cash flows; financing plans; business strategies and expectations; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost-reduction initiatives, plans and objectives; and markets for securities. Like other businesses, Ingevity is subject to risks and uncertainties that could cause its actual results to differ materially from its expectations or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, general economic and financial conditions; international sales and operations; currency exchange rates and currency devaluation; compliance with U.S. and foreign regulations; attracting and retaining key personnel; conditions in the automotive market; worldwide air quality standards; government infrastructure spending; declining volumes in the printing inks market; the limited supply of crude tall oil (“CTO”); lack of access to sufficient CTO; access to and pricing of raw materials; competition from producers of substitute products; a prolonged period of low energy prices; the provision of services by third parties at several facilities; natural disasters, such as hurricanes, winter or tropical storms, earthquakes, floods, fires; other unanticipated problems such as labor difficulties including renewal of collective bargaining agreements, equipment failure or unscheduled maintenance and repair; protection of intellectual property and proprietary information; information technology security risks; government policies and regulations, including, but not limited to, those affecting the environment, climate change, tax policies and the chemicals industry; and lawsuits arising out of environmental damage or personal injuries associated with chemical or other manufacturing processes. These and other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are and will be more particularly described in our filings with the U.S. Securities and Exchange Commission, including our Form 10 Registration Statement and periodic filings. Readers are cautioned not to place undue reliance on Ingevity’s projections and forward-looking statements, which speak only as the date thereof. Ingevity undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

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